Exhibit 10.9

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (this “Agreement”), dated as of March 14, 2014 (the “Execution Date”), is between Woodside Homes Company, LLC (formerly known as PH Holding LLC), a Delaware limited liability company; Woodside Group, LLC, a Nevada limited liability company (and post-initial public offering of Woodside Homes, Inc. (the “IPO”) d/b/a Woodside, Inc.), a Delaware corporation (the “Company”); and James Robideau (the “Executive”) (collectively, the “Parties” and each, a “Party”).  In addition to the terms defined elsewhere herein, initial capitalized terms have the meanings given to them in Section 25.

RECITALS

A.                                    In contemplation of the IPO, as of the Execution Date, the Parties desire to amend and restate the Offer of Employment letter to the Executive from PH Holding LLC, a Delaware limited liability company, and Woodside Group, LLC, a Nevada limited liability company, dated as of June 24, 2010, as amended by the letter agreement among the Parties, dated as of July 19, 2012 (the “Prior Agreement”), as set forth herein.

B.                                    The Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions set forth herein.

NOW, THEREFORE, the Parties agree as follows:

1.                                      Employment.  (a)  During the Employment Term, the Executive will serve as the Senior Vice President and Chief Financial Officer of the Company, and the Executive’s principal place of employment will be in Salt Lake City, Utah, subject to any required business travel.  The Executive will also serve as an officer or employee of any other member of the Company Group, as may be requested from time to time by the Supervisor or the Board on the terms and conditions set forth herein, and without any additional compensation.

(b)                                 The employment relationship between the Company and the Executive will be governed by the applicable general employment policies and practices of the Company Group, including those relating to ethics and business conduct, confidential information, expense reimbursement and avoidance of conflicts (together, the “Company Policies”), except that when any express term of this Agreement is in conflict with the Company Policies, such term of this Agreement will control.

2.                                      Term.  Subject to Section 7, the Executive’s employment will be for an initial term of three years commencing upon the Execution Date (the “Initial Employment Term”).  At the end of the Initial Employment Term and on each succeeding anniversary of the Execution Date, the Employment Term will be automatically extended by one additional year (each, a “Renewal Term”), unless, not less than 90 days prior to the end of the Initial Employment Term or any Renewal Term, either the Executive or the Company has given the other written notice of nonrenewal.  Without limiting the generality or effect of the foregoing, the Executive will, if applicable, provide the Company with written notice of the Executive’s intent to terminate employment with the Company at least 60 days prior to the effective date of such termination, and the Company will, if applicable, provide the Executive with written notice of the Company’s intent to terminate the Executive’s employment at least 30 days prior to the effective date of such termination.  The Company may place the Executive on leave for all or any portion of the notice period.  During the leave period, the Company may require the Executive to remain away from its premises and withdraw powers or duties from the Executive; provided that the Company continues to pay the Executive in accordance with the terms of this Agreement during such period.

3.                                      Position and Duties of the Executive.  (a)  The Executive will report directly to the Chief Executive Officer of the Company (the “Supervisor”), and have duties, responsibilities and authorities commensurate with the Executive’s title and position, and such duties, responsibilities and authority as may be assigned to the Executive from time to time by the Supervisor or the Board that are commensurate with the Executive’s title and position.

(b)                                 During the Employment Term, the Executive will devote the Executive’s best efforts and full business attention to the business(es) of the Company Group and the performance of any of the Executive’s duties as set forth herein.

(c)                                  So long as such activities do not involve a breach of this Agreement and do not interfere with the performance of the Executive’s duties hereunder, the Executive may participate in any governmental, educational, charitable or other community affairs during the Employment Term and, subject to the prior approval of the Board in the Board’s discretion, serve as a member of the governing board of any such organization.  The Executive may retain all fees and other compensation from any such service, and the Company will not reduce the Executive’s compensation by the amount of such fees.  Notwithstanding anything herein to the contrary, the Executive may not accept any position during the Employment Term with a for-profit enterprise without the prior written approval of the Board in the Board’s discretion.

4.                                      Compensation.  (a)  Base Salary.  During the Employment Term, the Company will pay to the Executive a base salary per annum equal to $375,000 which will be reviewed annually (as in effect from time to time, the “Base Salary”), but may not be decreased, except in the event of a reduction in salaries of Company executives generally, but in no event to less than 90% of the highest Base Salary paid to the Executive during the Employment Term.  The Base Salary will be payable at the times and in the manner consistent with the Company’s policies regarding compensation of the Company’s executives generally, but in no event less frequently than monthly.

(b)                                 Annual Bonus.  During the Employment Term, the Executive will be eligible to receive an annual incentive bonus in accordance with, and subject to, the terms and conditions of the Company’s applicable annual incentive bonus program (the “Annual Bonus”).  The Annual Bonus will be paid on the date that annual bonuses are paid to similarly situated executives, but in no event later than the 15th day of the third month following the end of the applicable performance period to which the Annual Bonus relates.  During the Employment Term, the Executive’s target Annual Bonus opportunity will not be less than 100% of the Executive’s Base Salary, subject to the achievement of applicable performance goals.

(c)                                  Perquisite Allowance.  During the Employment Term, the Company will provide the Executive with an annual perquisite allowance of $15,000.

(d)                                 Sign-On Equity.  So long as the Executive remains employed by the Company through the date of completion of the IPO (the “IPO Date”), then the Executive will be entitled to receive a sign-on equity grant (the “Sign-on Equity Award”) as follows.  85,000 shares under the Sign-on Equity Award will be delivered in the form of stock options and 25,000 shares under the Sign-on Equity Award will be delivered in the form of restricted shares, in each case subject to the terms of the Woodside Homes, Inc. 2014 Equity Incentive Plan and the terms of the applicable award agreements, attached hereto as Exhibit A.  The Sign-on Equity Award will be granted on the IPO Date and the per share exercise price of each option to acquire Company stock will be equal to the per share IPO price.

5.                                      Benefits.  (a)  Employee Plans.  During the Employment Term, subject to the terms and conditions of the applicable plans, the Executive will be eligible to participate in the Company-sponsored group health, medical, dental, vision, life insurance, 401(k) and other employee benefit plans that are available generally to its senior executives (the “Employee Plans”).  The Executive acknowledges that the Company reserves the right to amend or terminate any Employee Plan(s) at any time in its discretion, subject to the terms of such Employee Plan(s), the first sentence of this Section 5(a), and applicable law.

(b)                                 Vacation, During the Employment Term, the Executive will be eligible to participate in the Company’s vacation, holiday and sick, personal and other leave policies as are provided under the Company’s policies applicable to executives generally.  The Executive will be eligible for four weeks of paid vacation during each full fiscal year during the Employment Term.  Treatment of any accrued vacation not taken in any calendar year is subject to the practices and policies of the Company and applicable laws.

6.                                      Expenses.  From and after the Execution Date, the Company will pay or reimburse the Executive for reasonable and necessary business expenses incurred by the Executive during the Employment Term in connection with the Executive’s duties on behalf of the Company Group in accordance with the Company’s travel and expense policy, as it may be amended from time to time, or any successor policy applicable to executives of the Company, following submission by the Executive of reimbursement expense forms in a form consistent with such expense policies.  For the avoidance of doubt, any expenses associated with trade memberships will require the written approval of the chairperson of the Compensation Committee of the Board.

7.                                      Termination.  (a)  Termination by the Company for Cause or Resignation by the Executive Without Good Reason.  If, during the Employment Term, the Executive’s employment is terminated by the Company for Cause or the Executive resigns without Good Reason, the Executive will not be eligible to receive Base Salary, to receive an Annual Bonus or to participate in any Employee Plans with respect to future periods after the date of such termination or resignation, except for the right to receive (i) earned but unpaid Base Salary and Annual Bonus through the date of termination of employment, to be paid in accordance with the Company’s normal payroll practice; (ii) any accrued unused vacation time, to be paid in accordance with the Company’s normal payroll practice; (iii) any unreimbursed business expenses incurred by the Executive prior to the date of termination, to be paid in accordance with the provisions of Section 6; and (iv) all compensation and benefits payable to the Executive under the terms of the Employee Plans, including any long-term incentive plans, in which the Executive participated prior to the date of termination of employment, in accordance with the terms of such plans (together, the “Accrued Compensation and Benefits”).

(b)                                 Termination by the Company Without Cause or Resignation by the Executive for Good Reason.  Except as otherwise set forth in Sections 7(c) and (d), if, during the Employment Term, the Executive’s employment is terminated by the Company without Cause or the Executive terminates employment for Good Reason (in each case other than due to the Executive’s death or Disability), the Executive will be entitled to receive from the Company, the following, subject to Section 7(g):

(i)                                     The Accrued Compensation and Benefits;

(ii)                                  A cash payment equal to 100% of the Base Salary paid in accordance with the Company’s normal payroll practice over a period of 12 months following the date of termination of employment;

(iii)                               A cash payment equal to 100% of the target Annual Bonus paid in accordance with the Company’s normal payroll practice over a period of 12 months following the date of termination of employment;

(iv)                              A pro-rated Annual Bonus for the year of termination of employment based on the number of days prior to the Executive’s termination of employment during the applicable performance period, payable based on actual performance in accordance with the terms of Section 4(b) (the “Pro Rata Bonus”); and

(v)                                 A lump sum cash payment equal to (A) 12 multiplied by (B) the employer portion of the monthly cost of maintaining health benefits for the Executive (and the Executive’s spouse and eligible dependents) as of the date of termination of employment under a group health plan of the Company for purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), excluding any short-term or long-term disability insurance benefits.

(c)                                  Termination by the Company Without Cause or Resignation by the Executive for Good Reason in Connection with a Change in Control Prior to an IPO.  If, (i) during a Change in Control Period that commences prior to December 31, 2014 and (ii) prior to an IPO, the Executive’s employment is terminated by the Company without Cause or the Executive terminates employment for Good Reason (in each case other than due to the Executive’s death or Disability), the Executive will be entitled to receive from the Company, in full satisfaction of the Executive’s rights and benefits under Section 4(d), the following, subject to Section 7(g):

(i)                                     A lump sum cash payment equal to an amount determined by multiplying 25,000 by the per-unit/share consideration received by holders, as applicable, in the Change in Control; and

(ii)                                  A lump sum cash payment equal to $451,394.

For the avoidance of doubt, such payments will be in addition to any amounts otherwise payable in accordance with Section 7(b) or (d), as the case may be.  Notwithstanding anything herein to the contrary, the provisions of this Section 7(c) will terminate upon the occurrence of an IPO.

(d)                                 Termination by the Company Without Cause or Resignation by the Executive for Good Reason During the Change in Control Period.  If, during the Employment Term and during the Change in Control Period, the Executive’s employment is terminated by the Company without Cause or the Executive terminates employment for Good Reason (in each case other than due to the Executive’s death or Disability), the Executive will be entitled to receive from the Company, the following, subject to Section 7(g) and in lieu of any amounts otherwise payable in accordance with Section 7(b):

(i)                                     The Accrued Compensation and Benefits;

(ii)                                  A cash payment equal to 1.5 multiplied by the sum of the (x) Base Salary and (y) target Annual Bonus, paid in accordance with the Company’s normal payroll practice over a period of 18 months following the date of termination of employment;

(iii)                               A pro-rated Annual Bonus for the year of termination of employment based on the number of days the Executive provided services to the Company during the applicable performance period, payable based on achievement of the greater of the Executive’s (x) actual performance level for such year of termination and (y) target performance level applicable for such year of termination, payable at the time set forth in Section 4(b); and

(iv)                              A lump sum cash payment equal to (A) 18 multiplied by (B) the employer portion of the monthly cost of maintaining health benefits for the Executive (and the Executive’s spouse and eligible dependents) as of the date of termination of employment under a group health plan of the Company for purposes of COBRA, excluding any short-term or long-term disability insurance benefits.

(e)                                  Termination by Death or Disability.  If the Executive dies or becomes Disabled during the Employment Term, the Executive’s employment will terminate and the Executive (or the Executive’s beneficiary in the case of Death) will be entitled to receive from the Company:

(i)                                     The Accrued Compensation and Benefits; and

(ii)                                  The Pro Rata Bonus.

(f)                                   Expiration of the Term.  If the Employment Term ends because the Company does not renew this Agreement under Section 2, and the Executive’s employment terminates during the 30-day period following the end of the Employment Term for any reason (other than a termination by the Company for Cause), then the Executive will be entitled to receive the payments as set forth in Section 7(b).

(g)                                  Payment Timing & Release Requirement.  Any obligation of the Company to make any payment pursuant to Section 7(b), 7(c) or 7(d) (other than the payment of Accrued Compensation and Benefits) is conditioned upon the Executive first executing and delivering to the Company an executed release, in the form attached hereto as Exhibit B (with such changes, if any, as the Company reasonably deems necessary or advisable to ensure compliance with law, provided that such revised release is delivered to the Executive not later than one day following the Executive’s termination of employment) (the “Release”) within 29 days after the date of termination of employment, with all periods for revocation therein having expired (such revocation period not to exceed seven days from the date the Executive executes the Release).  Subject to the Executive’s compliance with the preceding sentence, all amounts payable, or other benefits set forth in this Section 7 (other than the payment of Accrued Compensation and Benefits and any prorated annual bonuses) will be paid or provided (or, in the case of payments over a period of time, will begin to be paid) on the 30th day following the date of termination of employment.

(h)                                 Forfeiture.  Notwithstanding the foregoing, any right of the Executive to receive termination payments and benefits hereunder will be forfeited if the Executive breaches Section 8(a), (b), (c) or (e); provided that, before invoking this paragraph, the Company will provide the Executive a reasonable time (not to exceed 30 days) to respond to such assertion and, to the extent curable, a right to cure such breach within such time.

8.                                      Duty of Loyalty.  During the course, and as a result, of the Executive’s employment with the Company, the Executive will have access to Confidential Information; the opportunity to gain close knowledge of, and possible influence over, customers, suppliers, independent contractors and employees of the Company Group; possess in some measure the goodwill of the Company Group; and come to possess an intimate knowledge of the business of the Company Group, including all of its policies, methods, personnel and operations.

(a)                                 Confidentiality.  (i) The Executive acknowledges that, in the course of the Executive’s employment, the Executive will become familiar with the trade secrets, confidential information and other proprietary information concerning the Company Group, including strategies, business plans or practices, business operations, deals in the pipeline, employment pay information and data, compensation and fee information, and potential home buyers with whom the Company is working to sell a home, in each case, regardless of whether such information has been reduced to documentary form, which the Company and/or an Affiliate treats as confidential or proprietary, but excluding such information the Executive possessed prior to his commencement of employment with the Company Group (collectively, the “Confidential Information”).

(ii)                                  The Executive acknowledges and agrees that any and all Confidential Information will be received and held by the Executive in a confidential capacity.  The Executive will not, during the Employment Term and/or at any time thereafter, in any manner, whether directly or indirectly, knowingly use for the Executive’s own benefit or the benefit of any other Person, or disclose, divulge, render or offer, any Confidential Information, except on behalf of the Company in the course of the proper performance of the Executive’s duties hereunder.

(b)                                 Non-Competition.  (i) The Executive acknowledges that (A) the Executive’s services are of special, unique and extraordinary value to the Company Group and (B) the Company Group’s ability to accomplish its purposes and to successfully compete in the marketplace depends substantially on the skills and expertise of the Executive.  For purposes of this Agreement, “Competitive Business” means any home building and/or land development business (whether a corporation or a division of a corporation or similar business unit) which competes with any member of the Company Group, other than a fund which provides financing or equity for purposes of land development or home building.

(ii)                                  The Executive agrees that, during the Employment Term, and for a period of 12 months after the termination date of employment (the “Restricted Period”), the Executive will not, whether alone or jointly, or as an employee, officer, agent, partner, member, stockholder (except of not more than 2% of the outstanding stock of any listed company), investor, consultant, advisor, or independent contractor, directly, indirectly or beneficially, irrespective of whether compensation or other remuneration is provided, for the Executive’s own account or for the benefit of any other Person, engage in any Competitive Business, anywhere in the world.

(c)                                  Non-Solicitation.  The Executive agrees that, during the Restricted Period, the Executive will not:

(i)                                     hire, solicit, encourage or otherwise induce any employee, consultant or independent contractor of any member of the Company Group, who is known by the Executive to have provided services to any member of the Company Group within the six months immediately preceding the Executive’s termination of employment, to terminate his or her employment or other contractual relationship with any member of the Company Group.

(ii)                                  knowingly induce or attempt to induce any Person which is a supplier, distributor, customer or otherwise a contracting party of any member of the Company Group at any time during the applicable Restricted Period, to terminate or modify any written or oral agreement or understanding with any member of the Company Group.

(d)                                 Company Property.  All notes, lists, records, files, documents and other papers and other like items (and all copies, extracts and summaries thereof), advertising,

sales, manufacturers’ and other materials or articles or information, including data processing reports, computer programs, software, customer information and records, business records, price lists or information, samples, or any other materials or data of any kind furnished to the Executive by the Company Group or developed, made or compiled by the Executive on behalf of the Company Group or at the Company Group’s direction or for the Company Group’s use or otherwise in connection with the Executive’s employment hereunder, are and will remain the sole property of the Company Group, including in each case all copies thereof in any medium, including computer tapes and other forms of information storage, but excluding materials relating directly to the terms and conditions of the Executive’s employment, the Executive’s performance as an employee of the Company Group and any items made available to the Company’s stockholders, in their capacity as such (the “Company Property”).  If any member of the Company Group requests the return of any Company Property at any time during or at or after the date of termination of employment, the Executive will deliver all such Company Property, including all copies of the same, to the Company as soon as practicable.  The provisions of this paragraph apply during and after the period when the Executive is an employee of the Company Group and will be in addition to (and not a limitation of) any legally applicable protections of the Company Group’s interest in Confidential Information, trade secrets and the like.  Nothing in this Section 8(d) will prohibit or restrict the Executive from retaining and utilizing his personal cell phones, personal blackberries, personal computers, personal rolodex and the like, whether maintained on Company property or otherwise, so long as the Executive represents to the Company that the Executive has removed all Confidential Information from such items and, if requested by the Company, provides the Company with access to such items to confirm that all Confidential Information has been removed.

(e)                                  Non-Disparagement.  At no time during or after the Employment Term will the Executive utter, issue or circulate publicly any false or disparaging statements, remarks or rumors about any member of the Company Group and/or any of their respective businesses, or any of their respective officers, employees, directors, agents or representatives, in any case that are reasonably likely to result in harm to the Company.  The Company will not, during the Employment Term, make any formal statements that disparage the Executive and are reasonably likely to result in harm to the Executive; provided, however, that communications with the Executive relating to the Executive’s job performance will not violate this sentence to the extent that such statements are not made publicly.  The Company will not, following the end of the Employment Term, make any formal statements that disparage the Executive and are reasonably likely to result in harm to the Executive.  The Company agrees that it will instruct each member of its senior executive team and each member of the Board to not, in their respective capacities as Company employees or members of the Board, utter, issue or circulate publicly any false or disparaging statements, remarks or rumors about the Executive.  For the avoidance of doubt, nothing in this Section 8(e) will be deemed to preclude any Person from making such statements as are necessary to comply with any applicable law, regulatory guidance or ruling.

(f)                                   The Executive’s obligation of confidentiality will survive, regardless of any other breach of this Agreement or any other agreement, by any Party, until and unless such Confidential Information has become, through no fault of the Executive, generally known to the public.  For purposes of this paragraph, “generally known” means known throughout the domestic U.S. industry or the appropriate foreign country’s or countries’ industry, in each case in which the Company or a member of the Company Group is or was engaged.  In the event that the Executive is required by law, regulation, or court order to disclose any of the Confidential Information, the Executive will promptly notify the Company prior to making any such disclosure to facilitate the Company Group seeking a protective order or other appropriate remedy from the proper authority, at the Company’s sole cost and expense.  The Executive further agrees to cooperate with the Company Group from and after the Execution Date in seeking such order or other remedy and that, if the Company is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, the Executive will, at the Company’s sole cost and expense, furnish only that portion of the Confidential Information that is legally required, and the Executive will exercise all reasonable legal efforts, at the Company’s sole cost and expense, to obtain reliable assurances that confidential treatment will be accorded to the Confidential Information.

(g)                                  The Executive’s obligations under this Section 8 are in addition to, and not in limitation of, all other obligations of confidentiality under applicable law and regulatory guidance.

(h)                                 The Executive and the Company each hereby consent and agree that the other will be entitled to seek, in addition to damages sustained by a breach of this Agreement and any forfeitures under Section 7(h), a temporary or permanent injunction or other equitable relief against any breach or threatened breach of this Section 8 from any court of competent jurisdiction, without the necessity of posting any bond or other security.  To the extent available, the aforementioned equitable relief will be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

(i)                                     If a court at any time determines that any restriction or limitation in this Section 8 is unreasonable or unenforceable, it will be deemed amended so as to provide the maximum protection to the Company Group or the Executive, as the case may be, and be deemed reasonable and enforceable by the court.

9.                                      Developments.  (a)  The Executive will make full and prompt disclosure to the Company Group of all inventions, improvements, discoveries, methods, developments, software, mask works and works of authorship, whether patentable or copyrightable or not, (i) which relate to the business(es) of the Company Group and have heretofore been created, made, conceived or reduced to practice by the Executive or under the Executive’s direction or jointly with others, and not assigned to prior employers, or (ii) which have utility in or relate to the Company Group’s business(es) and are created, made, conceived or reduced to practice by the Executive or under the Executive’s direction or jointly with others during the Executive’s employment with the Company Group, whether or not during normal working hours or on the premises of the Company Group (all of the foregoing of which are collectively referred to in this Agreement as “Developments”).

(b)                                 The Executive agrees to assign and hereby assigns to the Company Group (or any Person designated by the Company Group) all of the Executive’s rights, title and interest worldwide in and to all Developments and all related patents, patent applications, copyrights and copyright applications, and any other applications for registration of a proprietary right.  This paragraph will not apply to Developments that the Executive developed entirely on the Executive’s own time without using the Company Group’s equipment, supplies, facilities or Confidential Information and that does not, at the time of conception or reduction to practice, have utility in or relate to the Company Group’s business(es), or actual or demonstrably anticipated research or development.  To the extent this Agreement is construed in accordance with the laws of any jurisdiction which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph will be interpreted not to apply to any invention which a court rules or the Company agrees falls within such classes but will be interpreted to apply thereto to the maximum extent legally permissible.

(c)                                  The Executive will cooperate fully with the Company Group, both during and after the Executive’s employment with the Company Group, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and other countries) relating to Developments.  The Executive will not be required to incur or pay any costs or expenses in connection with the rendering of such cooperation.  The Executive will sign all papers, including copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, and do all things that the Company Group may deem necessary or desirable in order to protect its rights and interests in any Development.  If any member of the Company Group is unable, after reasonable effort, to secure the Executive’s signature on any such papers, any executive officer of the Company is expressly authorized to execute any such papers as the Executive’s agent and attorney-in-fact, coupled with interest, and the Executive hereby irrevocably designates and appoints each executive officer of the Company as the Executive’s agent and attorney-in-fact to execute any such papers on the Executive’s behalf and to take any and all other actions as the Company Group may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

10.                               Remedies, The Executive and the Company acknowledge that the covenants contained in Sections 8 and 9 are reasonable under the circumstances.  Accordingly, if, in the opinion of any court of competent jurisdiction, any such covenant is not reasonable in any respect, such court will have the right, power and authority to sever or modify any provision or provisions of such covenants as to the court will appear not reasonable and to enforce the remainder of the covenants as so amended.  The Executive further acknowledges that the remedy at law available to the Company Group for breach of any of the Executive’s obligations under Sections 8 and 9 would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms.  Accordingly, in addition to any other rights or remedies that the Company Group may have at law, in equity or under this Agreement, upon proof of the Executive’s violation of any such provision of this Agreement, the Company Group will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage or the posting of any bond.

11.                               Continued Availability and Cooperation.  (a)  Following termination of the Executive’s employment, the Executive will reasonably cooperate with the Company Group and with the Company Group members’ counsel in connection with any present or future actual or threatened litigation, administrative proceeding or investigation involving any member of the Company Group that relates to events, occurrences or conduct occurring (or claimed to have occurred) during the period of the Executive’s employment by the Company Group.  Cooperation will include:

(i)                                     Being reasonably available for interviews and discussions with the Company Group members’ counsel, as well as for depositions and trial testimony;

(ii)                                  If depositions or trial testimony are to occur, being reasonably available and cooperating in the preparation therefor, as and to the extent that the Company Group or any Company Group member’s counsel reasonably requests; and

(iii)                               Reasonably cooperating fully in the development and presentation of the Company Group’s prosecution or defense of such litigation or administrative proceeding;

provided that, if applicable, in each case, such cooperation will take into account the Executive’s responsibilities to a new employer.

(b)                                 The Company will reimburse the Executive for reasonable travel, lodging, telephone and similar expenses, as well as reasonable attorneys’ fees for independent legal counsel reasonably acceptable to the Company, incurred in connection with any such cooperation, consultation and advice rendered under this Agreement after the Executive’s termination of employment.  However, the Executive will not be entitled to any separate compensation for any matter referred to in this Section 11.

12.                               Other Agreements, Entire Agreement, Etc.  No agreements or representations or warranties, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any Party which are not expressly set forth in this Agreement.  This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof (including the Prior Agreement).  Nothing herein will be deemed to provide the Executive a right to remain an officer or employee of any member of the Company Group.

13.                               Withholding of Taxes.  The Company will have the right to withhold from any amount payable hereunder any federal, state, city, local or other taxes in order for the Company Group to satisfy any withholding tax obligation it may have under any applicable law, regulation or ruling.

14.                               Successors and Binding Agreement.  (a)  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.  This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including any Person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed “the Company” for purposes of this Agreement), but will not otherwise be assignable or delegable by the Company, except that the Company may assign this Agreement, or may assign its rights and delegate its duties hereunder, to any Person who acquires all of the voting stock of the Company (or to any parent entity thereof).

(b)                                 This Agreement will inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.  If the Executive dies while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, will be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive’s estate.

(c)                                  This Agreement is personal in nature and neither the Company nor the Executive may, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder, except as expressly provided in Sections 14(a) and 14(b).  Without limiting the generality or effect of the foregoing, the Executive’s right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Executive’s will, by the laws of descent and distribution or by court order and, in the event of any attempted assignment or transfer contrary to this paragraph, the Company will have no liability to pay any amount so attempted to be assigned, transferred or delegated.

15.                               Notices.  Any notice, demand, claim or other communication under this Agreement will be in writing and will be deemed to have been given (a) on delivery if delivered personally; (b) on the date on which delivery thereof is guaranteed by the carrier if delivered by a national courier guaranteeing delivery within a fixed number of days of sending; or (c) on the date of transmission thereof if delivery is confirmed, but, in each case, only if addressed to the Parties in the following manner at the following addresses (or at the other address as a Party may specify by notice to the other) to the Company, to the attention of the General Counsel at its principal executive offices, and to the Executive, at the Executive’s principal residence as set forth in the employment records of the Company.

16.                               Governing Law and Choice of Forum.  (a)  This Agreement will be construed and enforced according to the laws of the State of Utah, other than the choice of law provisions thereof.  The Parties agree that the prevailing party will be entitled to recover reasonable expenses, costs and fees (including attorneys’ fees) in connection with any dispute hereunder.

(b)                                 The Parties consent to the exclusive jurisdiction of all state and federal courts located in Salt Lake City, Utah (or, if the Executive so elects, the state in which the

Executive was last based), as well as to the jurisdiction of all courts of which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of, or in connection with, this Agreement or that otherwise arise out of the employment relationship.  Each Party hereby expressly waives (i) any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than the courts described above, and covenants that it will not seek in any manner to resolve any dispute other than as set forth in this paragraph, and (ii) any and all objections either may have to venue, including the inconvenience of such forum, in any of such courts.  In addition, each Party consents to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with this Agreement.

17.                               Validity/Severability.  The Parties agree that (a) the provisions of this Agreement will be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (b) any such invalid, void or otherwise unenforceable provisions will be replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (c) the remaining provisions will remain valid and enforceable to the fullest extent permitted by applicable law.

18.                               Survival.  The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration or termination of the Employment Term or this Agreement (including those under Sections 8, 9, 10 and 11) will survive any termination or expiration of this Agreement.

19.                               Subsequent Employment.  During the Restricted Period, if the Executive is offered employment or the opportunity to enter into any business activity, whether as owner, investor, executive, manager, employee, independent consultant, contractor, advisor or otherwise, then prior to entering into any definitive agreement with the offeror, the Executive will inform the offeror of the existence of Sections 8 and 9 of this Agreement and provide the offeror a copy thereof.

20.                               Excise Tax.  (a) Notwithstanding any other provisions in this Agreement, in the event that any payment or benefit received or to be received by the Executive (including any payment or benefit received in connection with a change in control of the Company or the termination of the Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, program, arrangement or agreement) (all such payments and benefits, together, the “Total Payments”) would be subject (in whole or part), to any excise tax imposed under Section 4999 of the Code, or any successor provision thereto (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, program, arrangement or agreement, the Company will reduce the Total Payments to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax (but in no event to less than zero); provided, however, that the Total Payments will only be reduced if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state, municipal and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments), is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state, municipal and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

(b)                                 In the case of a reduction in the Total Payments, the Total Payments will be reduced in the following order (unless reduction in another order is required to avoid adverse consequences under Section 409A, in which case, reduction will be in such other order):  (i) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (ii) payments and benefits due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24) will next be reduced; (iii) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with amounts that are payable last reduced first, will next be reduced; (iv) payments and benefits due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24) will next be reduced; and (v) all other non-cash benefits not otherwise described in clauses (ii) or (iv) will be next reduced pro-rata.  Any reductions made pursuant to each of clauses (i)-(v) above will be made in the following manner:  first, a pro-rata reduction of cash payment and payments and benefits due in respect of any equity not subject to Section 409A, and second, a pro-rata reduction of cash payments and payments and benefits due in respect of any equity subject to Section 409A as deferred compensation.

(c)                                  For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax:  (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code will be taken into account; (ii) no portion of the Total Payments will be taken into account which, in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the change in control, the Company’s independent auditor (the “Auditor”), does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments will be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as set forth in Section 280G(b)(3) of the Code) that is allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments will be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

(d)                                 At the time that payments are made under this Agreement, the Company will provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations, including any opinions or other advice the Company received from Tax Counsel, the Auditor, or other advisors or consultants (and any such opinions or advice which are in writing will be attached to the statement).  If the Executive objects to the Company’s calculations, the Company will pay to the Executive such portion of the Total Payments (up to 100% thereof) as the Executive determines is necessary to result in the proper application of this Section 20.  All determinations required by this Section 20 (or requested by either the Executive or the Company in connection with this Section 20) will be at the expense of the Company.  The fact that the Executive’s right to payments or benefits may be reduced by reason of the limitations contained in this Section 20 will not of itself limit or otherwise affect any other rights of the Executive under this Agreement.

21.                               Compliance with Section 409A.  (a) The Parties intend that any amounts payable under this Agreement, and the Company’s and the Executive’s exercise of authority or discretion hereunder, comply with the provisions of Section 409A of the Code, along with the rules, regulations and guidance promulgated thereunder by the Department of the Treasury or the Internal Revenue Service (collectively, “Section 409A”) so as not to subject the Executive to the payment of the additional tax, interest or penalty which may be imposed under Section 409A.  In furtherance thereof, to the extent that any provision of this Agreement would result in the Executive being subject to payment of additional tax, interest or penalty under Section 409A, the Parties agree to amend this Agreement if permitted under Section 409A in a manner which does not impose any additional taxes, interest or penalties on Executive in order to bring this Agreement into compliance with Section 409A, without materially changing the economic value of the arrangements under this Agreement to any Party, and thereafter the Parties will interpret its provisions in a manner that complies with Section 409A.  Notwithstanding the foregoing, no particular tax result for the Executive with respect to any income recognized by the Executive in connection with this Agreement is guaranteed.

(b)                                 Notwithstanding any provisions of this Agreement to the contrary, if the Executive is a “specified employee” (within the meaning of Section 409A and determined pursuant to any policies adopted by the Company consistent with Section 409A), at the time of the Executive’s “Separation From Service” (within the meaning of Section 409A) and if any portion of the payments or benefits to be received by the Executive upon Separation From Service would be considered deferred compensation under Section 409A and cannot be paid or provided to the Executive without the Executive incurring taxes, interest or penalties under Section 409A, then such amounts that would otherwise be payable pursuant to this Agreement and such benefits that would otherwise be provided pursuant to this Agreement, in each case, during the six-month period immediately following the Executive’s Separation From Service will instead be paid or made available on the earlier of (i) the first business day of the seventh month following the date of Executive’s Separation From Service or (ii) the Executive’s death.

(c)                                  With respect to any amount of expenses eligible for reimbursement or the provision of any in-kind benefits under this Agreement, to the extent such payment or benefit would be considered deferred compensation under Section 409A or is required to be included in the Executive’s gross income for federal income tax purposes, such expenses (including expenses associated with in-kind benefits) will be reimbursed by the Executive no later than December 31st of the year following the year in which the Executive incurs the related expenses.  In no event will the reimbursements or in-kind benefits to be provided by the Company in one taxable year affect the amount of reimbursements or in-kind benefits to be provided in any other taxable year, nor will the Executive’s right to reimbursement or in-kind benefits be subject to liquidation or exchange for another benefit.

(d)                                 Each payment under this Agreement is intended to be a “separate payment” and not one of a series of payments for purposes of Section 409A.

(e)                                  A termination of employment will not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to Section 409A upon or following a termination of employment unless such termination is also a Separation From Service, and notwithstanding anything contained herein to the contrary, the date on which such Separation From Service takes place will be the termination date.

22.                               Amendment; Waiver.  (a)  This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon a Party only if such amendment or waiver is set forth in a writing executed by such Party.  No course of dealing between the Parties will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

(b)                                 No delay or failure in exercising any right, power or remedy hereunder will affect or operate as a waiver thereof; nor will any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

23.                               Counterparts.  This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Party), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement.  This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.  At the request of any Party, the Parties will re-execute original forms thereof and deliver them to the requesting Party.  No Party will raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a contract and each Party forever waives any such defense.

24.                               Headings; Interpretation.  (a)  The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement.

(b)                                 Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.  Unless otherwise indicated, any reference to a “Section” means a Section of this Agreement.

(c)                                  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(d)                                 The word “including” (in its various forms) means including without limitation.  All references in this Agreement to “days” refer to “calendar days” unless otherwise specified.

25.                               Defined Terms.  In addition to the terms defined elsewhere herein, the following terms will have the following meanings when used herein with initial capital letters:

(a)                                 “Affiliate” means, as to any Person, any other Person that directly or indirectly controls, or is controlled by, or is under common control with, such Person.  For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) will mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through ownership of securities or partnership or other ownership interests, by contract or otherwise.  Unless otherwise indicated, an Affiliate refers to an Affiliate of the Company.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Cause” means:

(i)                                     Any act or omission constituting a material breach by the Executive of any provisions of this Agreement;

(ii)                                  The willful failure by the Executive to perform the Executive’s duties hereunder (other than any such failure resulting from the Executive’s Disability), after demand for performance is delivered by the Company that identifies in reasonable detail the manner in which the Company believes the Executive has not performed the Executive’s duties;

(iii)                               Any intentional misconduct by the Executive that is materially injurious to any member of the Company Group, financial or otherwise, or any act of intentional misappropriation, any act of fraud, including with respect to any member of the Company Group’s accounting and financial statements, any act of embezzlement or any intentional conversion by the Executive of the property of any member of the Company Group;

(iv)                              The conviction (or plea of no contest) of the Executive for any felony or the indictment of the Executive for any felony;

(v)                                 The Executive’s gross negligence, gross neglect of duties or gross insubordination;

(vi)                              The Executive’s commission of any violation of any antifraud provision of federal or state securities laws;

(vii)                           The Executive’s repeated alcohol or prescription or other drug abuse substantially affecting work performance; or

(viii)                        The Executive’s violation of the Company Policies that results in material harm to the Company;

provided, however, that the foregoing conditions will constitute Cause only if (A) the Company provides written notice to the Executive within 90 days of the Company first becoming aware of the condition(s) constituting Cause and (B) the Executive fails to cure such condition(s) within 30 days after receipt from the Company of such notice (if the applicable condition is capable of being cured); and provided further, that Cause will cease to exist with respect to a condition six months following the initial existence of such condition.

(d)                                 “Change in Control” means the occurrence of a “change in control event” (within the meaning of Section 409A) with regard to the Company or any parent company of the Company.

(e)                                  “Change in Control Period” means the period during which the Company is a party to an agreement, the consummation of which would result in a Change in Control, or the period commencing on the date of a Change in Control and ending on the second anniversary of such date.

(f)                                   “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                  “Company Group” means the Company and its Affiliates.

(h)                                 “Disability” or “Disabled” means:

(i)                                     The Executive’s incapacity due to physical or mental illness to substantially perform the Executive’s duties and the essential functions of the Executive’s position, with or without reasonable accommodation, on a full-time basis for 12 months; or

(ii)                                  The Executive becomes eligible to receive benefits under the Company’s applicable long-term disability plan;

except that, if the Executive does not agree with a determination to terminate the Executive’s employment because of Disability, the question of the Executive’s Disability will be subject to the certification of a qualified medical doctor reasonably agreed upon by the Company and the Executive.  The costs of such qualified medical doctor will be paid by the Company.

(i)                                     “Employment Term” means the Initial Employment Term and any Renewal Term(s).

(j)                                    “Good Reason” means, without the Executive’s consent:

(i)                                     A material diminution in the Executive’s Base Salary or target Annual Bonus, other than as permitted by Section 4(a);

(ii)                                  A material diminution in the Executive’s authority, duties, or responsibilities (other than temporarily while the Executive is physically or mentally incapacitated or as required by applicable law);

(iii)                               A relocation of the Executive’s principal place of employment by more than 50 miles from the Executive’s principal place of employment as of the Execution Date; or

(iv)                              Any material breach by the Company of this Agreement;

provided, however, that the foregoing conditions will constitute Good Reason only if (A) the Executive provides written notice to the Company within 90 days of the initial existence of the condition(s) constituting Good Reason and (B) the Company fails to cure such condition(s) within 30 days after receipt from the Executive of such notice; and provided further, that Good Reason will cease to exist with respect to a condition one year following the initial existence of such condition.

(k)                                 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture or an unincorporated organization.

26.                               Certain Costs.  Each Party will pay and be fully responsible for its own costs and expenses (including costs of professional advisors) in connection with any fees associated with the interpretation and enforcement of this Agreement.

27.                               Clawback Provisions.  Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with any member of the Company Group, which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

28.                               Acknowledgements.  The Executive acknowledges and agrees that (i) the Executive has read this Agreement carefully and in its entirety, (ii) the Executive understands the terms and conditions contained herein, (iii) the Executive has had the opportunity to review this Agreement with legal counsel of the Executive’s own choosing and has not relied on any statements made by the Company or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement, and (iv) the Executive is entering into this Agreement knowingly and voluntarily.  The Executive acknowledges and agrees that each member of the Company Group is an intended third party beneficiary of this Agreement and, as such, will be entitled to all of the benefits, and will be permitted to enforce its rights, under this Agreement as if such third party were an original party hereto.  As an inducement to enter into this Agreement, the Executive represents and warrants as follows:  (A) other than the Prior Agreement, the Executive is not a party to any other agreement or obligation for personal services; (B) there exist no impediments or restraints, contractual or otherwise on the Executive’s power, right or ability to enter into this Agreement and to perform the Executive’s duties and obligations hereunder; and (C) the performance of the Executive’s obligations under this Agreement do not and will not violate or conflict with any agreement relating to confidentiality, non-competition or exclusive employment to which the Executive is or was subject.

29.                               Resignations.  Following the termination of the Executive’s employment for any reason, if and to the extent requested by the Board, the Executive agrees to resign from the Board, all fiduciary positions (including as trustee) and all other offices and positions the Executive holds with the Company Group; provided, however, that if the Executive refuses to tender the Executive’s resignation after the Board has made such request, then the Board will be empowered to tender the Executive’s resignation from such offices and positions.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement is duly executed as of the Execution Date.

Woodside Homes, Inc.

By:	/s/ Joel Shine

Name:	Joel Shine
Title:	President and CEO

Woodside Homes Company, LLC
formerly known as PH Holding LLC

By:	/s/ Joel Shine

Name:	Joel Shine
Title:	President and CEO

Woodside Group, LLC

By:	/s/ Joel Shine

Name:	Joel Shine
Title:	President and CEO

/s/ James Robideau
James Robideau

EXHIBIT A

FORM OF AWARD AGREEMENTS

NONSTATUTORY STOCK OPTION AGREEMENT

This NONSTATUTORY STOCK OPTION AGREEMENT (this “Agreement”), dated [        ], 2014(1) (the “Date of Grant”), is between Woodside Homes, Inc., a Delaware corporation (the “Company”), and James Robideau (the “Participant”), The Award hereunder is granted pursuant to the terms of the Company’s 2014 Equity Incentive Plan (the “Plan”).  Capitalized terms used herein but not defined shall have the respective meanings set forth in the Plan.

1.                                      Option.  (a)  Grant of Option.  As contemplated by the Employment Agreement, dated as of [         ,2014], between the Company and the Participant (the “Employment Agreement”), the Company hereby grants to the Participant, as of the Date of Grant, the right and option (this “Option”) to purchase 50,000 shares of Common Stock, at a price per Common Share of $             (the “Exercise Price”).(2)  This Option is not intended to qualify as an Incentive Stock Option for purposes of Section 422 of the Code.  For the avoidance of doubt, upon and following the Date of Grant, the provisions of Section 7(c) of the Employment Agreement (regarding termination prior to an IPO) will terminate and be of no force or effect.

(b)                                 Vesting.  Subject to the terms of this Agreement, this Option shall vest and become exercisable in three installments:  20% on [        , 2015](3) and 40% on each of [       , 2016](4) and [       , 2017](5), subject to the Participant’s Continuous Service on each of these dates, other than as specifically stated herein.

(c)                                  Termination of Continuous Service.  If the Participant’s Continuous Service terminates for any reason, this Option, to the extent not then vested, shall immediately terminate without consideration.  Notwithstanding anything herein to the contrary, if the Participant’s Continuous Service is terminated due to death or “Disability” (as defined in the Employment Agreement), the unvested portion of this Option, to the extent not previously cancelled or forfeited, shall immediately become vested and exercisable.  In addition, if the Participant’s Continuous Service is terminated by the Company without “Cause” or by the Participant for “Good Reason” (each of Cause and Good Reason, as defined in the Employment Agreement), in each case other than as provided in Section 4 hereof, then the Option shall become 60% vested (including any vesting which may have already occurred) if such termination of Continuous Service occurs prior to [       , 2016](6) and shall become fully vested if such termination of Continuous Service occurs upon or following such date.  The waiver of the condition contained above that the Participant be an employee of the Company shall, in the event of the termination of the Participant’s Continuous Service by the Company without Cause or by

(1)  NTD:  Insert IPO Date.

(2)  NTD:  Insert closing price on IPO Date.

(3)  NTD:  Insert 1st anniversary of IPO Date.

(4)  NTD:  Insert 2nd anniversary of IPO Date.

(5)  NTD:  Insert 3rd anniversary of IPO Date.

(6)  NTD:  Insert 2nd anniversary of IPO Date.

the Participant for Good Reason, be conditioned upon the Participant executing a release in accordance with Section 7(g) of the Employment Agreement.

2.                                      Term.  This Option shall terminate on [       , 2024](7) (the “Option Expiration Date”); provided that if:

(a)                                 the Participant’s Continuous Service is terminated due to the Participant’s death or Disability, or the Participant’s Continuous Service is terminated by the Company without Cause, or by the Participant for Good Reason, then the Participant (or his beneficiary, in the case of death) may exercise the vested portion of this Option in full until the first anniversary of such termination (at which time this Option shall be cancelled), but not later than the Option Expiration Date;

(b)                                 the Participant’s Continuous Service is terminated by the Participant without Good Reason, then the Participant may exercise the vested portion of this Option in full until 120 days following the effective date of such termination of Continuous Service (at which time this Option shall be cancelled), but not later than the Option Expiration Date; and

(c)                                  the Participant’s Continuous Service with the Company is terminated by the Company for Cause, then this Option shall be cancelled upon the date of such termination.

3.                                      Exercise.  Subject to Sections 1 and 2 of this Agreement and the terms of the Plan, this Option may be exercised, in whole or in part, in cash or in any other form of legal consideration that may be acceptable to the Board in accordance with the terms of the Plan.

4.                                      Change in Control.  The Option shall become fully and immediately vested and nonforfeitable upon the occurrence of a Change in Control (as defined in the Plan), provided that (i) the Participant remains in Continuous Service as of the date of such Change in Control and (ii) with respect to the original Option, no Replacement Award exists following such Change in Control.  An Award constitutes a “Replacement Award” if (A) it is of the same type (e.g., stock option for Option, restricted stock award for Restricted Stock Award, restricted stock unit awards for Restricted Stock Unit Award, etc.) as the original Award, (B) it has a value at least equal to the value of the original Award, (C) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) if the Participant holding the original Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the original Award, and (E) its other terms and conditions are not less favorable to the Participant holding the original Award than the terms and conditions of the original Award (including, without limitation, the provisions that would apply in the event of a subsequent Change in Control); provided that, without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the original Award if the foregoing requirements are satisfied.  The determination of whether the conditions of a

(7)  NTD:  Insert 10 years from IPO Date.

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Replacement Award are satisfied will be made by the Board, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the original Award or Replacement Award with Section 409A of the Code).  Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.  Notwithstanding anything to the contrary herein, the Option shall become fully and immediately vested and nonforfeitable upon a termination of the Participant’s Continuous Service without Cause or by the Participant for Good Reason during a period when the Company is a party to an agreement, the consummation of which would result in a Change in Control, or within 24 months following a Change in Control.

5.                                      Adjustments.  The Option granted hereunder shall be subject to the provisions of Section 9 of the Plan relating to adjustments for recapitalizations, reclassifications and other specified events or changes in the Company’s corporate structure.

6.                                      Tax Withholding.  Delivery of the Common Shares purchased upon exercise of this Option shall be conditioned upon the prompt payment by the Participant to the Company of an amount equal to the applicable federal, state and local income taxes and other amounts required to be withheld (the “Withholding Taxes”) in connection with such exercise.  Subject to the limitations of applicable law, the Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, the minimum statutory amount to satisfy the Withholding Taxes with respect to any taxable event arising as a result of this Agreement.  The Participant is advised to consult with the Participant’s own tax advisors regarding the exercise of the Option and holding of the Common Shares.

7.                                      Rights of the Participant.  Neither this Option, the execution of this Agreement nor the exercise of any portion of this Option shall confer upon the Participant any right to, or guarantee of, continued employment by or service with the Company, or in any way limit the right of the Company to terminate the Continuous Service of the Participant at any time, subject to the terms of the Employment Agreement or any other written employment or similar agreement between or among the Company and the Participant.

8.                                      Transfer Restrictions.  The Option granted hereunder shall be subject to the provisions of Section 5 of the Plan relating to the prohibition on the assignment and transfers; provided, however, that, subject to any applicable securities laws or registration requirements and Section 5 of the Plan, the Participant may transfer the Option for estate planning purposes.

9.                                      Professional Advice.  The acceptance and exercise of this Option may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Participant.  Accordingly, the Participant acknowledges that the Participant has been advised to consult his personal legal and tax advisors in connection with this Agreement and this Option.

10.                               Construction.  The Option granted hereunder is granted by the Company pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan.  The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Option hereunder subject to all terms and provisions of the Plan, which are

3

incorporated herein by reference.  Capitalized terms used herein but not defined shall have the respective meanings set forth in the Plan.  In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.  The construction of and decisions under the Plan and this Agreement are vested in the Board, whose determinations shall be final, conclusive and binding upon the Participant.

11.                               Clawback, The Option will be subject to such clawback provisions as may be required to be made pursuant to any applicable law, government regulation or stock exchange listing requirement.

12.                               Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

13.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

14.                               Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three business days after being sent by certified mail, postage prepaid, return receipt requested or one business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):  Company:  Woodside Homes, Inc., 39 E. Eagleridge Drive, Suite 100, North Salt Lake, Utah 84054, Attention:  General Counsel; and Participant:  Address on file at the office of the Company.  Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

15.                               Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

16.                               Amendment.  The rights of the Participant hereunder may not be impaired by any amendment, alteration, suspension, discontinuance or termination of the Plan or this Agreement without the Participant’s written consent.

17.                               Entire Agreement, This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Date of Grant.

WOODSIDE HOMES, INC.

By:
Name:
Title:

PARTICIPANT

By:
JAMES ROBIDEAU

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NONSTATUTORY STOCK OPTION AGREEMENT

This NONSTATUTORY STOCK OPTION AGREEMENT (this “Agreement”), dated [       ], 2014(1) (the “Date of Grant”), is between Woodside Homes, Inc., a Delaware corporation (the “Company”), and James Robideau (the “Participant”).  The Award hereunder is granted pursuant to the terms of the Company’s 2014 Equity Incentive Plan (the “Plan”).  Capitalized terms used herein but not defined shall have the respective meanings set forth in the Plan.

1.                                      Option.  (a)  Grant of Option.  As contemplated by the Employment Agreement, dated as of [           , 2014], between the Company and the Participant (the “Employment Agreement”), the Company hereby grants to the Participant, as of the Date of Grant, the right and option (this “Option”) to purchase 35,000 shares of Common Stock, at a price per Common Share of $           (the “Exercise Price”).(2)  This Option is not intended to qualify as an Incentive Stock Option for purposes of Section 422 of the Code.  For the avoidance of doubt, upon and following the Date of Grant, the provisions of Section 7(c) of the Employment Agreement (regarding termination prior to an IPO) will terminate and be of no force or effect.

(b)                                 Vesting.  Subject to the terms of this Agreement, this Option shall vest and become exercisable on [       , 2017](3), subject to the Participant’s Continuous Service on such date, other than as specifically stated herein.

(c)                                  Termination of Continuous Service.  If the Participant’s Continuous Service terminates for any reason, this Option, to the extent not then vested, shall immediately terminate without consideration.  Notwithstanding anything herein to the contrary, if the Participant’s Continuous Service is terminated due to death or “Disability” (as defined in the Employment Agreement), the unvested portion of this Option, to the extent not previously cancelled or forfeited, shall immediately become vested and exercisable.  In addition, if the Participant’s Continuous Service is terminated by the Company without “Cause” or by the Participant for “Good Reason” (each of Cause and Good Reason, as defined in the Employment Agreement), in each case other than as provided in Section 4 hereof, then the Option shall become 60% vested (including any vesting which may have already occurred) if such termination of Continuous Service occurs prior to [       , 2016](4) and shall become fully vested if such termination of Continuous Service occurs upon or following such date.  The waiver of the condition contained above that the Participant be an employee of the Company shall, in the event of the termination of the Participant’s Continuous Service by the Company without Cause or by the Participant for Good Reason, be conditioned upon the Participant executing a release in accordance with Section 7(g) of the Employment Agreement.

(1)  NTD:  Insert IPO Date.

(2)  NTD:  Insert closing price on IPO Date.

(3)  NTD:  Insert 3rd anniversary of IPO Date.

(4)  NTD:  Insert 2nd anniversary of IPO Date.

2.                                      Term.  This Option shall terminate on [       , 2024](5) (the “Option Expiration Date”); provided that if:

(a)                                 the Participant’s Continuous Service is terminated due to the Participant’s death or Disability, or the Participant’s Continuous Service is terminated by the Company without Cause, or by the Participant for Good Reason, then the Participant (or his beneficiary, in the case of death) may exercise the vested portion of this Option in full until the first anniversary of such termination (at which time this Option shall be cancelled), but not later than the Option Expiration Date;

(b)                                 the Participant’s Continuous Service is terminated by the Participant without Good Reason, then the Participant may exercise the vested portion of this Option in full until 120 days following the effective date of such termination of Continuous Service (at which time this Option shall be cancelled), but not later than the Option Expiration Date; and

(c)                                  the Participant’s Continuous Service with the Company is terminated by the Company for Cause, then this Option shall be cancelled upon the date of such termination.

3.                                      Exercise.  Subject to Sections 1 and 2 of this Agreement and the terms of the Plan, this Option may be exercised, in whole or in part, in cash or in any other form of legal consideration that may be acceptable to the Board in accordance with the terms of the Plan.

4.                                      Change in Control.  The Option shall become fully and immediately vested and nonforfeitable upon the occurrence of a Change in Control (as defined in the Plan), provided that (i) the Participant remains in Continuous Service as of the date of such Change in Control and (ii) with respect to the original Option, no Replacement Award exists following such Change in Control.  An Award constitutes a “Replacement Award” if (A) it is of the same type (e.g., stock option for Option, restricted stock award for Restricted Stock Award, restricted stock unit awards for Restricted Stock Unit Award, etc.) as the original Award, (B) it has a value at least equal to the value of the original Award, (C) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) if the Participant holding the original Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the original Award, and (E) its other terms and conditions are not less favorable to the Participant holding the original Award than the terms and conditions of the original Award (including, without limitation, the provisions that would apply in the event of a subsequent Change in Control); provided that, without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the original Award if the foregoing requirements are satisfied.  The determination of whether the conditions of a Replacement Award are satisfied will be made by the Board, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the original Award or Replacement Award

(5)  NTD:  Insert 10 years from IPO Date.

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with Section 409A of the Code).  Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.  Notwithstanding anything to the contrary herein, the Option shall become fully and immediately vested and nonforfeitable upon a termination of the Participant’s Continuous Service without Cause or by the Participant for Good Reason during a period when the Company is a party to an agreement, the consummation of which would result in a Change in Control, or within 24 months following a Change in Control.

5.                                      Adjustments.  The Option granted hereunder shall be subject to the provisions of Section 9 of the Plan relating to adjustments for recapitalizations, reclassifications and other specified events or changes in the Company’s corporate structure.

6.                                      Tax Withholding.  Delivery of the Common Shares purchased upon exercise of this Option shall be conditioned upon the prompt payment by the Participant to the Company of an amount equal to the applicable federal, state and local income taxes and other amounts required to be withheld (the “Withholding Taxes”) in connection with such exercise.  Subject to the limitations of applicable law, the Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, the minimum statutory amount to satisfy the Withholding Taxes with respect to any taxable event arising as a result of this Agreement.  The Participant is advised to consult with the Participant’s own tax advisors regarding the exercise of the Option and holding of the Common Shares.

7.                                      Rights of the Participant.  Neither this Option, the execution of this Agreement nor the exercise of any portion of this Option shall confer upon the Participant any right to, or guarantee of, continued employment by or service with the Company, or in any way limit the right of the Company to terminate the Continuous Service of the Participant at any time, subject to the terms of the Employment Agreement or any other written employment or similar agreement between or among the Company and the Participant.

8.                                      Transfer Restrictions.  The Option granted hereunder shall be subject to the provisions of Section 5 of the Plan relating to the prohibition on the assignment and transfers; provided, however, that, subject to any applicable securities laws or registration requirements and Section 5 of the Plan, the Participant may transfer the Option for estate planning purposes.

9.                                      Professional Advice.  The acceptance and exercise of this Option may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Participant.  Accordingly, the Participant acknowledges that the Participant has been advised to consult his personal legal and tax advisors in connection with this Agreement and this Option.

10.                               Construction.  The Option granted hereunder is granted by the Company pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan.  The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Option hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference.  Capitalized terms used herein but not defined shall have the respective meanings set forth in the Plan.  In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and

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prevail.  The construction of and decisions under the Plan and this Agreement are vested in the Board, whose determinations shall be final, conclusive and binding upon the Participant.

11.                               Clawback.  The Option will be subject to such clawback provisions as may be required to be made pursuant to any applicable law, government regulation or stock exchange listing requirement.

12.                               Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

13.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

14.                               Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three business days after being sent by certified mail, postage prepaid, return receipt requested or one business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):  Company:  Woodside Homes, Inc., 39 E. Eagleridge Drive, Suite 100, North Salt Lake, Utah 84054, Attention:  General Counsel; and Participant:  Address on file at the office of the Company.  Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

15.                               Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

16.                               Amendment.  The rights of the Participant hereunder may not be impaired by any amendment, alteration, suspension, discontinuance or termination of the Plan or this Agreement without the Participant’s written consent.

17.                               Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Date of Grant.

WOODSIDE HOMES, INC.

By:
Name:
Title:

PARTICIPANT

By:
JAMES ROBIDEAU

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RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated [              ], 2014(1) (the “Date of Grant”), is between Woodside Homes, Inc., a Delaware corporation (the “Company”), and James Robideau (the “Participant”).  The Award hereunder is granted pursuant to the terms of the Company’s 2014 Equity Incentive Plan (the “Plan”).  Capitalized terms used herein but not defined shall have the respective meanings set forth in the Plan.

1.             Restricted Shares.  As contemplated by the Employment Agreement, dated as of [        ,2014], between the Company and the Participant (the “Employment Agreement”), the Company hereby grants to the Participant, as of the Date of Grant, 25,000 shares of Common Stock (the “Restricted Shares”), subject to such vesting, transfer and other restrictions and conditions as set forth in this Agreement (the “Award”).  For the avoidance of doubt, upon and following the Date of Grant, the provisions of Section 7(c) of the Employment Agreement (regarding termination prior to an IPO) will terminate and be of no force or effect.

2.             Vesting Requirements.

(a)           General.  Subject to the terms of this Agreement, the Restricted Shares shall vest and become nonforfeitable in three installments:  20% on [        , 2015](2) and 40% on each of [        , 2016](3) and [        , 2017](4), subject to the Participant’s Continuous Service on each of these dates, other than as specifically stated herein.

(b)           Effect of a Change in Control.  The Award shall become fully and immediately vested and nonforfeitable upon the occurrence of a Change in Control, provided that (i) the Participant is in Continuous Service with the Company as of the date of such Change in Control and (ii) with respect to the original Award, no Replacement Award exists following such Change in Control.  An Award constitutes a “Replacement Award” if (A) it is of the same type (e.g., stock option for Option, restricted stock award for Restricted Stock Award, restricted stock unit awards for Restricted Stock Unit Award, etc.) as the original Award, (B) it has a value at least equal to the value of the original Award, (C) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) if the Participant holding the original Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the original Award, and (E) its other terms and conditions are not less favorable to the Participant holding the original Award than the terms and conditions of the original Award (including, without limitation, the provisions that would apply in the event of a subsequent Change in Control); provided that, without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the original Award

(1)  NTD:  Insert IPO Date.

(2)  NTD:  Insert 1st anniversary of IPO Date.

(3)  NTD:  Insert 2nd anniversary of IPO Date.

(4)  NTD:  Insert 3rd anniversary of IPO Date.

if the foregoing requirements are satisfied.  The determination of whether the conditions of a Replacement Award are satisfied will be made by the Board, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the original Award or Replacement Award with Section 409A of the Code).  Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.  Notwithstanding anything to the contrary herein, the Award shall become fully and immediately vested and nonforfeitable upon a termination of the Participant’s Continuous Service without “Cause” or by the Participant for “Good Reason” (each of Cause and Good Reason, as defined in the Employment Agreement) during a period when the Company is a party to an agreement, the consummation of which would result in a Change in Control, or within 24 months following a Change in Control.

(c)           Termination of Continuous Service without Cause; for Good Reason.  In the event of a termination of the Participant’s Continuous Service by the Company without Cause, or by the Participant for Good Reason, in each case other than as provided in Section 2(b) hereof, then the Award shall become 60% vested (including any vesting which may have already occurred) if such termination of Continuous Service occurs prior to [       , 2016](1) and shall become fully vested if such termination of Continuous Service occurs upon or following such date.

(d)           Termination of Continuous Service by reason of Death or Disability.  The Award shall become fully and immediately vested and nonforfeitable upon the Participant’s termination of Continuous Service due to his death or Disability (as defined in the Employment Agreement).

3.             Effect of Termination of Continuous Service.  In the event of a termination of the Participant’s Continuous Service for any reason, the Participant shall automatically forfeit the Participant’s Restricted Shares that have not become vested in accordance with Section 2 hereof, which portion shall be cancelled and be of no further force or effect.

4.             Investment Representation.  Upon acquisition of the Restricted Shares at a time when there is not in effect a registration statement under the Securities Act relating to the shares of Common Stock, the Participant hereby represents and warrants, and by virtue of such acquisition shall be deemed to represent and warrant, to the Company that the shares of Common Stock shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Participant shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws.  No shares of Common Stock shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire such shares pursuant to an exemption from registration under the applicable securities laws.  Any

(1)  NTD:  Insert 2nd anniversary of IPO Date.

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determination in this connection by the Committee shall be final, binding and conclusive.  The Company reserves the right to legend any certificate or book entry representation of the shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

5.             Securities Laws/Legend on Certificates.  The issuance and delivery of certificates representing vested Restricted Shares shall comply with all applicable requirements of law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements.  The certificates representing the vested Restricted Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.             Adjustments.  The Award granted hereunder shall be subject to the provisions of Section 9 of the Plan relating to adjustments for recapitalizations, reclassifications and other specified events or changes in the Company’s corporate structure.

7.             Section 83(b); Tax Withholding.  The Participant may make an election under Section 83(b) of the Code with respect to the Restricted Shares by filing a copy of such election with the Company within 30 days of the Date of Grant.  If the Participant makes such an election, the grant of Restricted Shares shall be conditioned upon the prompt payment by the Participant to the Company of an amount equal to the applicable federal, state and local income taxes and other amounts required to be withheld (the “Withholding Taxes”) in connection with such election.  If the Participant does not make an election under Section 83(b) of the Code with respect to the grant of Restricted Shares, the Participant shall pay to the Company any Withholding Taxes with respect to the Restricted Shares, upon the lapse of the vesting restrictions and, with respect to any accrued dividends, upon the payment of such dividends.  The lapse of such vesting restrictions and the payment of such dividends or distributions shall be conditioned upon the prior payment of the applicable Withholding Taxes by the Participant.  Subject to the limitations of applicable law, the Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, the minimum statutory amount to satisfy the Withholding Taxes with respect to any taxable event arising as a result of this Agreement.  The Participant is advised to consult with the Participant’s own tax advisors regarding the purchase and holding of the Restricted Shares, and the Company shall bear no liability for any consequence of the Participant making and 83(b) election or failing to make an 83(b) election.

8.             Rights of the Participant.  Neither this Award nor the execution of this Agreement shall confer upon the Participant any right to, or guarantee of, continued employment by or service with the Company, or in any way limit the right of the Company to terminate the Continuous Service of the Participant at any time, subject to the terms of the Employment

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Agreement or any other written employment or similar agreement between or among the Company and the Participant.

9.             Transfer Restrictions.  The Restricted Shares granted hereunder shall be subject to the provisions of Section 6 of the Plan relating to the prohibition on the assignment and transfers; provided, however, that, subject to any applicable securities laws or registration requirements and Section 6 of the Plan, the Participant may transfer the Restricted Shares for estate planning purposes.

10.          Professional Advice.  The acceptance of this Award and the making of an 83(b) election may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Participant.  Accordingly, the Participant acknowledges that the Participant has been advised to consult his personal legal and tax advisors in connection with this Agreement and this Award.

11.          Construction.  The Award granted hereunder is granted by the Company pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan.  The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Award hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference.  Capitalized terms used herein but not defined shall have the respective meanings set forth in the Plan.  In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.  The construction of and decisions under the Plan and this Agreement are vested in the Board, whose determinations shall be final, conclusive and binding upon the Participant.

12.          Clawback.  The Restricted Shares will be subject to such clawback provisions as may be required to be made pursuant to any applicable law, government regulation or stock exchange listing requirement.

13.          Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

14.          Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

15.          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three business days after being sent by certified mail, postage prepaid, return receipt requested or one business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):  Company:  Woodside Homes, Inc., 39 E. Eagleridge Drive, Suite 100, North Salt Lake, Utah 84054, Attention:  General Counsel; and Participant:  Address on file at the office of the Company.  Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

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16.          Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

17.          Amendment.  The rights of the Participant hereunder may not be impaired by any amendment, alteration, suspension, discontinuance or termination of the Plan or this Agreement without the Participant’s written consent.

18.          Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Date of Grant.

WOODSIDE HOMES, INC.

By:
Name:
Title:

PARTICIPANT

By:
JAMES ROBIDEAU

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EXHIBIT B

WAIVER AND RELEASE OF CLAIMS AGREEMENT

James Robideau (“Employee”) hereby acknowledges that Woodside Homes, Inc. (“Employer”) is offering Employee certain payments in connection with Employee’s termination of employment pursuant to the employment agreement entered into between Employer and Employee, as amended (the “Employment Agreement”), in exchange for Employee’s promises in this Waiver and Release of Claims Agreement (this “Agreement”).

Severance Payments

1.                                      Employee agrees that Employee will be entitled to receive the applicable severance payments under the Employment Agreement (the “Severance Payments”) only if Employee accepts and does not revoke this Agreement, which requires Employee to release both known and unknown claims.

Claims That Are Being Released

2.                                      Employee agrees that this Agreement constitutes a full and final release by Employee and Employee’s descendants, dependents, heirs, executors, administrators, assigns, and successors, of any and all claims, charges, and complaints, whether known or unknown, that Employee has or may have to date against Employer and any of its parents, subsidiaries, or affiliated entities and their respective officers, directors, shareholders, partners, joint venturers, employees, consultants, insurers, agents, predecessors, successors, and assigns, arising out of or related to Employee’s employment or the termination thereof, or otherwise based upon acts or events that occurred on or before the date on which Employee signs this Agreement.  To the fullest extent allowed by law, Employee hereby waives and releases any and all such claims, charges, and complaints in return for the Severance Payments.  This release of claims is intended to be as broad as the law allows, and includes, but is not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith or fair dealing, express or implied, any tort or common law claims, any legal restrictions on Employer’s right to terminate employees, and any claims under any federal, state, municipal, local, or other governmental statute, regulation, or ordinance, including, without limitation:

(a)                                 claims of discrimination, harassment, or retaliation under equal employment laws such as Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, and any and all other federal, state, municipal, local, or foreign equal opportunity laws;

(b)                                 if applicable, claims of wrongful termination of employment; statutory, regulatory, and common law “whistleblower” claims, and claims for wrongful termination in violation of public policy;

(c)                                  claims arising under the Employee Retirement Income Security Act of 1974, except for any claims relating to vested benefits under Employer’s employee benefit plans;

(d)                                 claims of violation of wage and hour laws, including, but not limited to, claims for overtime pay, meal and rest period violations, and recordkeeping violations; and

(e)                                  claims of violation of federal, state, municipal, local, or foreign laws concerning leaves of absence, such as the Family and Medical Leave Act.  [Other applicable provisions to be included based upon Employee’s place of employment.]

3.                                      If Employee has worked or is working in California, Employee expressly agrees to waive the protection of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR

Claims That Are Not Being Released

4.                                      This release does not include any claims that may not be released as a matter of law, and this release does not waive claims or rights that arise after Employee signs this Agreement.  This release does not waive claims or rights that are preserved under Section 18 of the Employment Agreement, or with respect to any outstanding Company equity awards in accordance with the terms of such awards.  This release does not waive any claims or rights to any vested benefits under the Company’s or the Company Group’s benefit plans and programs, as applicable, or to indemnification by the Company, in each case in accordance with the terms governing such applicable right.  Further, this release will not prevent Employee from doing any of the following:

(a)                                 obtaining unemployment compensation, state disability insurance, or workers’ compensation benefits from the appropriate agency of the state in which Employee lives and works, provided Employee satisfies the legal requirements for such benefits (nothing in this Agreement, however, guarantees or otherwise constitutes a representation of any kind that Employee is entitled to such benefits);

(b)                                 asserting any right that is created or preserved by this Agreement, such as Employee’s right to receive the Severance Benefits;

(c)                                  filing a charge, giving testimony or participating in any investigation conducted by the Equal Employment Opportunity Commission (the “EEOC”) or any duly authorized agency of the United States or any state (however, Employee is hereby waiving the right to any personal monetary recovery or other personal relief should the EEOC (or any similarly authorized agency) pursue any class or individual charges in part or entirely on Employee’s behalf); or

(d)                                 challenging or seeking determination in good faith of the validity of this waiver under the Age Discrimination in Employment Act (nor does this release impose any

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condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law).

Additional Employee Covenants

5.                                      To the extent applicable, Employee confirms and agrees to Employee’s continuing obligations under the Employment Agreement, including, without limitation, following termination of Employee’s employment with Employer.  This includes, without limitation, Employee’s continuing obligations under Sections 8-11 of the Employment Agreement.

Voluntary Agreement And Execution Date

6.                                      Employee understands and acknowledges that, by signing this Agreement, Employee is agreeing to all of the provisions stated in this Agreement, and has read and understood each provision.

7.                                      The parties understand and agree that:

(a)                                 Employee will have a period of 21 calendar days in which to decide whether or not to sign this Agreement, and an additional period of seven calendar days after signing in which to revoke this Agreement.  If Employee signs this Agreement before the end of such 21-day period, Employee certifies and agrees that the decision is knowing and voluntary and is not induced by Employer through (i) fraud, misrepresentation, or a threat to withdraw or alter the offer before the end of such 21-day period or (ii) an offer to provide different terms in exchange for signing this Agreement before the end of such 21-day period.

(b)                                 In order to exercise this revocation right, Employee must deliver written notice of revocation to [INSERT COMPANY CONTACT] on or before the seventh calendar day after Employee executes this Agreement.  Employee understands that, upon delivery of such notice, this Agreement will terminate and become null and void.

(c)                                  The terms of this Agreement will not take effect or become binding, and Employee will not become entitled to receive the Severance Payments, until that seven-day period has lapsed without revocation by Employee.  If Employee elects not to sign this Agreement or revokes it within seven calendar days of signing, Employee will not receive the Severance Payments.

(d)                                 All amounts payable hereunder will be paid in accordance with the applicable terms of the Employment Agreement.

Governing Law

8.                                      This Agreement will be governed by the substantive laws of the State of Utah, without regard to conflicts of law, and by federal law where applicable.

9.                                      If any part of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will not be affected in any way.

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Consultation With Attorney

10.                               Employee is hereby encouraged and advised to confer with an attorney regarding this Agreement.  By signing this Agreement, Employee acknowledges that Employee has consulted, or had an opportunity to consult with, an attorney or a representative of Employee’s choosing, if any, and that Employee is not relying on any advice from Employer or its agents or attorneys in executing this Agreement.

11.                               This Agreement was provided to Employee for consideration on [INSERT DATE THIS AGREEMENT PROVIDED TO EMPLOYEE].

PLEASE READ THIS AGREEMENT CAREFULLY; IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Employee certifies that Employee has read this Agreement and fully and completely understands and comprehends its meaning, purpose, and effect.  Employee further states and confirms that Employee has signed this Agreement knowingly and voluntarily and of Employee’s own free will, and not as a result of any threat, intimidation or coercion on the part of Employer or its representatives or agents.

EMPLOYEE

Date:
James Robideau

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